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                                                                   EXHIBIT 23.2



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To @plan.inc:

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated March 11, 1999 included in @plan.inc's Registration Statement File No. 333-74507 for the year ended December 31, 1998 and to all references to our Firm included in this registration statement.


                                       /s/ Arthur Andersen LLP

New York, New York
June 22, 1999